Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 14A
(Form Type)

ALLETE, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee

Fees to be Paid	$3,899,789,605(1)(2)	0.00014760	$575,608.95(3)

Fees Previously Paid	$0		$0

Total Transaction Valuation	$3,899,789,605

Total Fees Due for Filing			$575,608.95

Total Fees Previously Paid			$0

Total Fee Offsets			$0

Net Fee Due			$575,608.95

(1) Aggregate number of securities to which transaction applies:

As of June 12, 2024, the maximum number of shares of our common stock to which this transaction applies is estimated to be 58,205,815 which consists of:

(a)	57,751,936 shares of our common stock entitled to receive the per share merger consideration of $67.00;

(b)
40,960 shares of our common stock reserved for issuance upon settlement of outstanding unvested restricted stock units granted under the Company stock plans which are subject exclusively to time-based vesting (after giving effect to the accumulation of dividend equivalents credited in respect of such restricted stock units) that are eligible to receive the per share merger consideration of $67.00;

(c)
86,056 shares of our common stock subject to issuance under vested restricted stock units and deferred compensation stock units denominated in shares of our common stock (after giving effect to the accumulation of dividend equivalents credited in respect of such restricted stock units and deferred compensation amounts) that are entitled to receive the per share merger consideration of $67.00;

(d)
286,336 shares of our common stock reserved for issuance under the Company stock plans that are subject to performance-based vesting (after giving effect to the accumulation of dividend equivalents credited in respect of such common stock that are subject to performance-based vesting and assuming the number of such shares that will accelerate and be issued immediately prior to the Effective Time will be calculated based on the maximum level of performance and the number of such shares that will be converted into a time-vesting cash award is also calculated assuming maximum performance) that are entitled or eligible to receive the per share merger consideration of $67.00; and

(e)
40,527 shares of our common stock reserved for issuance under the employee stock purchase plan which may be issued thereunder and thereby become entitled to receive the per share merger consideration of $67.00.

(2)          Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (set forth the amount on which the filing fee is calculated and state how it was determined):

Estimated solely for the purposes of calculating the filing fee, as of June 12, 2024, the underlying value of the transaction was calculated as the sum of:

(a)	the product of 57,751,936 shares of our common stock and the per share merger consideration of $67.00;

(b)
the product of 40,960 shares of our common stock reserved for issuance upon settlement of outstanding unvested restricted stock units granted under the Company stock plans which are subject exclusively to time-based vesting (after giving effect to the accumulation of dividend equivalents credited in respect of such restricted stock units) and the per share merger consideration of $67.00;

(c)
the product of 86,056 shares of our common stock subject to issuance under vested restricted stock units and deferred compensation stock units denominated in shares of our common stock (after giving effect to the accumulation of dividend equivalents credited in respect of such restricted stock units and deferred compensation amounts) and the per share merger consideration of $67.00;

(d)
the product of 286,336 shares of our common stock reserved for issuance under the Company stock plans that are subject to performance-based vesting (after giving effect to the accumulation of dividend equivalents credited in respect of such common stock that are subject to performance-based vesting and assuming the number of such shares that will accelerate and be issued immediately prior to the Effective Time will be calculated based on the maximum level of performance and the number of such shares that will be converted into a time-vesting cash award is also calculated assuming maximum performance) and the per share merger consideration of $67.00; and

(e)	the product of 40,527 shares of our common stock reserved for issuance under the employee stock purchase plan which may be issued thereunder and the per share merger consideration of $67.00.

(3)	In accordance with Section 14(g) and Rule 0-11 of the Exchange Act, the filing fee was determined by multiplying the sum calculated in note (2) above by 0.0001476.